UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2023

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 207-878-2770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	ICCC	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; and Compensatory Arrangements of Certain Officers

Pursuant to a recommendation by the Nominating Committee, the board of directors (the “Board”) of ImmuCell Corporation (the “Company”) elected Mr. Bryan K. Gathagan as an independent director, effective June 16, 2023.  In connection with Mr. Gathagan’s election to the Board, the Board also appointed him as a member of its Audit Committee.

There are no related person transactions (or proposed related person transactions) with respect to Mr. Gathagan reportable under Item 5.02(d) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year.

Mr. Gathagan will receive the same compensation as is paid to the Company’s other non-employee directors, as described in the section entitled “Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2023 (the “2023 Proxy Statement”) which description is incorporated herein by reference.

On June 21, 2023, the Company issued a press release regarding Mr. Gathagan’s election to the Board.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2023 Annual Meeting of Stockholders of the Company (the “2023 Annual Meeting”) was held by remote communication in the form of both a dial-in conference call and an audio webcast rather than an in-person event on Thursday, June 15, 2023, at 9:00 a.m. Eastern Time, for the following purposes:

1.	To elect to one-year terms as Directors of the Company the six nominees listed in the 2023 Proxy Statement.

2.	To approve a non-binding advisory resolution on the Company’s executive compensation program.

3.	To approve a non-binding advisory vote on whether to amend the Company’s Common Stock Rights Plan extending its expiration date by one year to September 19, 2024.

4.	To ratify the Audit Committee’s selection of Wipfli LLP as the Independent Registered Public Accounting Firm of the Company for the year ending December 31, 2023.

At the 2023 Annual Meeting, there were present in person or by proxy 5,705,545 shares of the Company’s common stock, representing more than 73% of the total outstanding eligible votes. The final voting results for each proposal are as follows:

1.	To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated April 28, 2023:

	For	Withheld	Broker Non-votes
Gloria J. Basse	3,594,248	78,409	2,032,888
Michael F. Brigham	3,590,547	82,110	2,032,888
Bobbi Jo Brockmann	3,614,602	58,055	2,032,888
Steven T. Rosgen	3,592,944	79,713	2,032,888
David S. Tomsche	3,555,331	117,326	2,032,888
Paul R. Wainman	3,547,166	125,491	2,032,888

On the basis of this vote, each of the six nominees was elected to a one-year term as a Director of the Company.

2.	To approve a non-binding advisory resolution on the Company’s executive compensation program:

For	Against	Abstain	Broker Non-votes
3,293,046	76,241	303,370	2,032,888

58% of the shares voting at this meeting in person or by proxy voted in favor. On the basis of this vote, the non-binding advisory resolution on the Company’s executive compensation program was approved.

3.	To approve a non-binding advisory vote on whether to amend the Company’s Common Stock Rights Plan extending its expiration by one year to September 19, 2024:

For	Against	Abstain	Broker Non-votes
2,390,931	1,270,796	10,930	2,032,888

42% of the shares voting at this meeting in person or by proxy voted in favor. On the basis of this vote, the non-binding advisory resolution regarding the Company’s Common Stock Rights Plan was not approved. However, since the approval of Proposal Three requires the approval of the holders of a majority of the shares of the Company’s common stock represented at the meeting, abstentions, broker non-votes and votes against have the effect of a negative vote. Recognizing that there might be a substantial number of broker non-votes, the Company’s Board of Directors, which has the authority to amend the Common Stock Rights Plan, stated in the 2023 Proxy Statement that it intends to be guided by the votes actually cast on this proposal in deciding whether to extend the expiration date of such plan by one year. Of the votes actually cast on this proposal, 65.10% voted in favor, 34.60% voted against and 0.30% abstained. On the basis of this vote, the Board voted to extend the Common Stock Rights Plan by one year to September 19, 2024.

4.	To ratify the Audit Committee’s selection of Wipfli LLP as the Independent Registered Public Accounting Firm of the Company for the year ending December 31, 2023:

For	Against	Abstain	Broker Non-votes
5,687,633	9,343	8,569	0

99.7% of the shares voting at this meeting in person or by proxy voted in favor. On the basis of this vote, the Audit Committee’s selection of Wipfli LLP as the Independent Registered Public Accounting Firm of the Company for the year ending December 31, 2023 was ratified.

Item: 9.01 – Financial Statements and Exhibits

(d) Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1	Press Release of ImmuCell Corporation dated June 21, 2023.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2023	IMMUCELL CORPORATION

	By:	/s/ Michael F. Brigham
President, Chief Executive Officer
and Principal Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of ImmuCell Corporation dated June 21, 2023

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

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